UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2009

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51018

Delaware	23-3016517
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

409 Silverside Road

Wilmington, DE 19809

(Address of principal executive offices, including zip code)

302-385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously reported, The Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, The Bancorp Bank, entered into an underwriting agreement dated August 13, 2009 with Sandler O’Neill & Partners, L.P., as representative of the underwriters named therein, with respect to the offer and sale of 10,000,000 shares of the Company’s common stock. The offering was completed on August 19, 2009. On August 25, 2009, Sandler O’Neill & Partners, L.P., as representative of the underwriters, exercised the over-allotment option granted under the underwriting agreement for the full additional 1,500,000 shares of the Company’s common stock subject to that option at a price of $5.75 per share, less underwriting discounts and commissions. The sale of the option shares was completed on August 28, 2009, resulting in net proceeds to the Company, after underwriting discounts, commissions and expenses, of $8,125,625.

Exhibits 5.1 and 23.1 with respect to the issuance of the over-allotment option shares, which are attached to this Current Report on Form 8-K, are incorporated by reference in their entirety into the Company’s registration statement on Form S-3 (Registration No. 333-155414).

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Exhibit Description
5.1	Opinion of Ledgewood.

23.1	Consent of Ledgewood (included in Exhibit 5.1).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bancorp, Inc.

Date: August 28, 2009	By:	/s/ Martin F. Egan
Martin F. Egan
Chief Financial Officer, Senior Vice President and Secretary